As filed with the Securities and Exchange Commission on December 1, 2011
Registration No. 001-35322

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. 2)

WPX Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	45-1836028
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Williams Center Tulsa, Oklahoma (Address of Principal Executive Offices)	74172-0172 (Zip Code)

Registrant’s telephone number, including area code:
(800) 945-5426

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered

Common stock, par value $1.00 per share	The New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:
None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

The information required by the following Form 10 Registration Statement items is contained in the Information Statement sections that we identify below, each of which we incorporate in this report by reference:

Item 1.	Business

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Arrangements Between Williams and Our Company” and “Other Related Party Transactions” of the Information Statement. Those sections are incorporated herein by reference.

Item 1A.	Risk Factors

The information required by this item is contained under the section “Risk Factors” of the Information Statement. That section is incorporated herein by reference.

Item 2.	Financial Information

The information required by this item is contained under the sections “Summary,” “Selected Historical Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Capital Stock” and “Index to Financial Statements, Supplementary Data and Schedule” of the Information Statement. Those sections are incorporated herein by reference.

Item 3.	Properties

The information required by this item is contained under the section “Business—Significant Properties” of the Information Statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers

The information required by this item is contained under the section “Management” of the Information Statement. That section is incorporated herein by reference.

Item 6.	Executive Compensation

The information required by this item is contained under the section “Executive Compensation” of the Information Statement. That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Management,” “Executive Compensation,” “Arrangements Between Williams and Our Company” and “Other Related Party Transactions” of the Information Statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings

The information required by this item is contained under the section “Business—Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “The Spin-Off,” “Dividend Policy,” “Executive Compensation” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities

The information required by this item is contained under the sections “Description of Capital Stock—Recent Sale of Unregistered Securities” and “Description of Material Indebtedness” of the Information Statement. That section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered

The information required by this item is contained under the section “Description of Capital Stock” of the Information Statement. That section is incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers

The information required by this item is contained under the section “Description of Capital Stock—Limitations on Liability and Indemnification of Officers and Directors” of the Information Statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Selected Historical Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Capital Stock” and “Index to Financial Statements, Supplementary Data and Schedule” of the Information Statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15.	Financial Statements and Exhibits

(a)	Financial Statements

The information required by this item is contained under the section “Index to Financial Statements, Supplementary Data and Schedule” beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit No.		Description

(2.1)		Form of Separation and Distribution Agreement
2.2		Contribution Agreement, dated as of October 26, 2010, by and among Williams Production RMT Company LLC, Williams Energy Services, LLC, Williams Partners GP LLC, Williams Partners L.P., Williams Partners Operating LLC and Williams Field Services Group, LLC (incorporated by reference to Exhibit 2.1 to WPX Energy, Inc.’s registration statement on Form S-1/A (File No. 333-173808) filed with the SEC on July 19, 2011)
(3.1)		Form of Amended and Restated Certificate of Incorporation of WPX Energy, Inc.
(3.2)		Form of Amended and Restated Bylaws of WPX Energy, Inc.
4.1		Indenture, dated as of November 14, 2011, between WPX Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Williams Companies, Inc.’s current report on Form 8-K (File No. 001-04174) filed with the SEC on November 15, 2011)
(10.1)		Form of Transition Services Agreement
(10.2)		Form of Tax Sharing Agreement
10.3		Form of Employee Matters Agreement
10.4		Credit Agreement, dated as of June 3, 2011, by and among WPX Energy, Inc., the lenders named therein, and Citibank, N.A., as Administrative Agent and Swingline Lender (incorporated by reference to Exhibit 10.3 to The Williams Companies, Inc.’s current report on Form 8-K (File No. 001-04174) filed with the SEC on June 9, 2011)
10	.5#	Amended and Restated Gas Gathering, Processing, Dehydrating and Treating Agreement by and among Williams Field Services Company, LLC, Williams Production RMT Company LLC, Williams Production Ryan Gulch LLC and WPX Energy Marketing, LLC, effective as of August 1, 2011 (incorporated by reference to Exhibit 10.7 to WPX Energy, Inc.’s registration statement on Form S-1/A (File No. 333-173808) filed with the SEC on July 19, 2011)
10.6		Form of WPX Energy, Inc. 2011 Incentive Plan (incorporated by reference to Exhibit 10.8 to WPX Energy, Inc.’s registration statement on Form S-1/A (File No. 333-173808) filed with the SEC on July 19, 2011)
10.7		Form of WPX Energy, Inc. 2011 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.9 to WPX Energy, Inc.’s registration statement on Form S-1/A (File No. 333-173808) filed with the SEC on July 19, 2011)
10.8		First Amendment to the Credit Agreement, dated as of November 1, 2011, by and among WPX Energy, Inc., the lenders named therein, and Citibank, N.A., as Administrative Agent and Swingline Lender (incorporated by reference to Exhibit 10.2 to The Williams Companies, Inc.’s current report on Form 8-K (File No. 001-04174) filed with the SEC on November 1, 2011)
10.9		Registration Rights Agreement, dated November 14, 2011, between WPX Energy, Inc. and the initial purchasers listed therein (incorporated by reference to Exhibit 10.1 to The Williams Companies, Inc.’s current report on Form 8-K (File No. 001-04174) filed with the SEC on November 15, 2011)
21.1		List of Subsidiaries (incorporated by reference to Exhibit 21.1 to WPX Energy, Inc.’s registration statement on Form S-1/A (File No. 333-173808) filed with the SEC on June 21, 2011)
99.1		Information Statement, preliminary and subject to completion, dated December 1, 2011
99.2		Report of Independent Petroleum Engineers and Geologists, Netherland, Sewell & Associates, Inc. (incorporated by reference to Exhibit 99.1 to WPX Energy, Inc.’s registration statement on Form S-1 (File No. 333-173808) filed with the SEC on April 29, 2011)
99.3		Report of Independent Petroleum Engineers and Geologists, Miller and Lents, Ltd. (incorporated by reference to Exhibit 99.2 to WPX Energy, Inc.’s registration statement on Form S-1/A (File No. 333-173808) filed with the SEC on June 21, 2011)
99.4		Report of Independent Petroleum Engineers, Ralph E. Davis Associates, Inc. (incorporated by reference to Exhibit 99.3 to WPX Energy, Inc.’s registration statement on Form S-1/A (File No. 333-173808) filed with the SEC on June 21, 2011)

#	Certain portions have been omitted pursuant to a pending confidential treatment request. Omitted information has been filed separately with the SEC.

( )	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WPX Energy, Inc.

By:	/s/ Ralph A. Hill
Ralph A. Hill
Chief Executive Officer

Date: December 1, 2011